UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2013

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2013, the Compensation Committee of the Board of Directors (“Compensation Committee”) of ParkerVision, Inc. (the “Company”) awarded a discretionary 2013 performance bonus to Mr. Jeffrey Parker, Chief Executive Officer with a value of $390,000.  Mr. Parker elected to receive the award in 72,650 shares of the Company’s common stock, which was net of 27,350 shares withheld for payment of taxes.   The shares were issued under the Company’s 2000 Performance Equity Plan.

On November 21, 2013, the Compensation Committee also awarded discretionary 2013 cash incentive bonuses to two of the Company’s named executive officers as follows:

Name	Title	Amount
Mr. David Sorrells	Chief Technology Officer	$275,625
Ms. Cynthia Poehlman	Chief Financial Officer	$45,000

In determining the discretionary awards, the Compensation Committee considered the contributions of the executives in 2013.  In addition, the Compensation Committee considered a peer group review of executive compensation which indicated that the Chief Executive Officer and Chief Financial Officer have base salaries that fall well below the peer group average.  The Compensation Committee made no adjustments to base salaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 25, 2013

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer